EXHIBIT 10.4

                                LEASING CONTRACT

PARTICULAR CONDITIONS

In Benalmadena June 2, 2010

IDENTIFICATION AND DELEGATION OF THE PARTIES

Financial Institution:     Banco Popular Espanol S.A.

Tax Identification Number: A28000727

Address:                   C/ Velazquez, 34, esquina Goya 35, MADRID

                           0953 - 53 BENALMADENA

Company's House of Madrid inscription - Book 174, page 44, entry 1st. Registered in the Bank of Spain Registry number 0075.

Represented by its proxies Mrs. MONICA DESCALZO MARTIN with ID 012326297E and Mr. SANTIAGO HERVES GARRIDO, with ID 029751503Z;

As per power of attorneys signed before the Notary of Madrid Mr. HUERTA TROLEZ ANTONIO;

Financial Lessee (hereafter, the Client)

First surname             Second surname              Name(or Company's name)
-------------             --------------              -----------------------
XYZ                           ABC                        ARROW CARS S.L.

Tax Id:                   B-92914282

Address:                  AV. MIJAS 1 (OFICINA 1) 29630 BENALMADENA COSTA,
                          MALAGA

Company's House Malaga:   Book 4467, volume 3376, page 88, entry 1st.

Represented by his proxy: Mr. JEREMY DEAN HARRIS, with ID number X-3570493-L;
                          MRS. AMELIA MARIN GARCIA;

Dated:                    2010-01-13 and number 76 of her registry.

TERM

This leasing contract has a term of 60 months commencing today. The duration of the term is irrevocable.

IDENTIFICATION OF THE GOODS SUBJECT OF THIS CONTRACT

DESCRIPTION:

Brand: XZY                      Model: ABC                    Registration: DDTF

Serial number: 1234             Chassis number: 1234          Price: 1234
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Supplier: SAFAOCASION S.L.

Tax Id.   B-92523993

Address:  Avenida de las Gaviotas, n(0)1.

Place of storage of the goods: AV. MIJAS 1 (OFICINA 1) 29630 BENALMADENA  COSTA.
                               MALAGA.

PRICE & FORM OF PAYMENT

The total amount to be paid by the Client, including the financial charges and taxes is, at the signing of this contract: 1234 Euros, and will be distributed in the payments and amounts specified in the Schedule of payments, where it is also expressed, that every payment will include repayment of the amount lent by the Lessor, interests and taxes.

FINANCIAL DATA OF THE CONTRACT

Investment:                                 Residual value:

Indirect Tax:                               Nominal Annual Interest Rate: 4.243%

Identification of index reference*          Constant margin:*

Opening commission: 0.00%                   Study commission: 0,00 euros (i)

Cash deposit: **0 EUR

APR: 4.3270% (Including cash deposits & commissions)

Nominal annual penalty interest rate: 29%
                                      Amount of the initial payment. 0.00 EUR
                                      (i)Calculated over: (Investment)

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*    ONLY FOR VARIABLE INTERESTS CONTRACTS.
**   CASH DEPOSIT WILL BE REFUNDED WHEN THE CONTRACT EXPIRES.

EXPLANATION OF FINANCIAL DATA

1. FORMULA TO CALCULATE THE ANNUAL PERCENTAGE RATE (APR)

In order to calculate the APR, it will be applied the system set in Annex V of the Circular 8/1990 of Bank of Spain of 7th of September, which content it has been modified by Circular 22/1992 of Bank of Spain of 19th of December, by the Circular 13/1993 of Bank of Spain of 21st of December, by the Circular 5/1994 of Bank of Spain of 22nd of July and by the Circular of 27th of February.

2. FORMULA TO CALCULATE THE INITIAL ORDINARY INTERESTS

     R= (C-(OC*(1+i)(-n)))*i/(1-(1+i)(-n)*(1+i)

     Being: R  = Periodic rent

            C  = Cost of good (taxes not included)

            I  = Effective interest rate for period

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            N  =  Number of payments (excluding OC)

            OC = Option to purchase

3. FORMULA TO CALCULATE THE REVISION OF ORDINARY INTERESTS

As in number 2, taking into account that the cost of good will be equal to the balance outstanding on the revision date.

4. FORMULA TO CALCULATE PENALTY INTERESTS

     ID = C * R * T/36000

     C  = Unpaid amount;

     R  = Annual Nominal Rate of the penalty interest;

     T = Number of days since the payment was due until the day of settlement of the payment.

     ID = Penalty interests.

5. Commissions included in the APR.- The commissions taken into account to calculate the APR are the ones expressed in number 1 above and have been charged the day this contract was signed.

6. Other commissions to be paid by the client.- It is expressly stated that, in case of early cancellation of this contract by the lessee, the financial lessor will be entitled to receive a commission of a maximum of 210,35 Euros of the outstanding capital as per the schedule of payments attached to this particular conditions. Also, it will be paid by the client the other commissions that, when the facts that cause them occur, will have been published and communicated to the Bank of Spain by the financial lessor. Copy of which is given to the Client now.

OTHER PARTICULAR CONDITIONS

6.1. Address of the Financial Lessor for request and for certified notice: AV. CONSTITUCION 37 (ED GAVILAN, LOCAL 1 BENALMADENA).

6.2. Address of the Financial Lessor for recovery of goods: AV. CONSTITUCION 37 (ED GAVILAN, LOCAL 1 BENALMADENA).

6.3. Cession of contracts by the Financial Lessor: The Financial Lessor can yield the goods subject of this contract and the contract to third parties, being obliged to notify it by certified post to the client, and, in case, to the guarantor. The third acquiring party will replace the Financial Lessor in its position and will be obliged to respect the Client rights, specially, those related to the review of the interest rate, if the same was agreed, and those related to the length of the contract, the purchase option and the residual value agreed as price for the case the option will be executed. The cession of the contract will not affect the guarantor.

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6.4.  Online  registration  of the contract  authorization:  The parties of this contract authorize to the Financial Lessor to registry with the Registry of Moveable Goods. The exact correspondence between this contract and the file registered in the above mentioned Registry will be the Financial Lessor responsibility.

6.5. Automated treatment of Personal Data: Accordingly with article n(0) 5 of the Spanish Data Protection Law 15/1999 (LOPD), the Financial Lessor inform to the parties of this contract that the personal data used during the process of this file and related data that could be obtained from the public registries will be incorporated into a data base related to the development of the contractual relationship, including the transfer of such data, in case of breach of contract, to data bases related to credit rating and breaching of obligations. The data base will be used internally by the Financial Lessor and the companies of its group with the purpose of offering financial, insurance and investment services.

The Financial Lessor is responsible of the data base and the use of it. The people entitled to it, can make use before the Financial Lessor of their rights of access, rectification, cancelation and opposition given by the Organic Law and related development Laws, through document sent to the address of the Financial Lessor or through email sent to atencionaclientes@bancopopular.es.

The owner of the data permit expressly the collection of the data above described its treatment and any communication or transfer of the above mentioned data between the Financial Lessor and the other companies of its group, with the purpose and activities mentioned. The companies of the group will be those mentioned in the web site www.bancopopular.es

The signing parties of this contract do not accept the transfer of data for any other purpose not directly related with the development and fulfillment of this contract:
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6.6. Nevertheless, what agreed in Particular Condition n(0) 9, it is agreed that the nominal minimum Interest rate applicable to this contract will be 0,000 %.

6.7. In case this contract will be registered in the Registry of Chattels, the Client will pay all the costs related and any later changes and its cancellation in the mentioned registry. Also will be paid by the Client the costs of the Notary. The Financial Lessor will charge the Lessee the costs of the post. Transport and installation of the goods of this contract will be paid by the client if the supplier do not pay for them. All the above without prejudice what it is set in General Condition 12 "Costs and Taxes" of this contract.

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OWNERSHIP OF THE GOODS, PURCHASE OPTION AND RESIDUAL VALUE

a) The goods of this contract are owned by the Financial Lessor. Except express contrary authorization the client will not transfer the use of them to third parties nor totally neither partially.

The client will show his condition of user of the goods to any third party intending to attach a lien and will not be allowed to include it in the process of administration or bankruptcy. The parties of this contract agree to register this contract in the appropriate section of the Registry of Chattels, in case any of them decide it.

The Financial Lessor and the client agree that the vehicles subject of this contract will be registered at the Spanish Department of Motor Vehicles on the client's name, expressing the right of the Financial Lessor over the cars.

b) Option to purchase. The Financial Lessor gives the client the option to purchase, free, in order to acquire the goods at the end of the length of this contract, if the client has fulfilled all his obligations. If the client decides to execute the option, will have to notify the Financial Lessor within the 30 previous days to de end of the period of use of the goods. The price of the purchase is the residual value set in this clause and reflected in the schedule of payments, increased with the indirect tax applicable.

c) It is not allowed to the client to sell or give up the option to purchase.

d) In case the option to purchase will be executed, its price or residual value is ___________ in addition to the indirect taxes applicable. The mentioned residual value will have to be paid the following day the period of use expires.

The period of use expires on June 1, 2015.

e) Expiry of the contract without executing the option to purchase. If the client does not execute the option to purchase, will have to return to the Financial Lessor the goods at the end of the period of use, or will be obliged to pay an amount equal to double of the last payment for every month or part of the month that the client keep the possession, except in case both parties agree to sign a new contract.

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DIRECT DEBIT

The monthly payments will be made in the following bank account:

BANK: 0075

OFFICE: 0**3 D.C.: 64 ACCOUNT NUMBER: 06**21*57*.

This bank account has been designated by the client. The account number for payments cannot be changed without the Financial Lessor knowledge, in case this happen the client will be liable for any damages caused.

CHANGE OF THE INTEREST RATE DURING LIFE OF THE CONTRACT

This clause will only be valid on contracts agreed at variable interest rate. The maximum vary of the interest rate detrimental to third parties will be 24.76% in relation to the nominal interest rate set in Particular Condition number 5.

GENERAL CONDITIONS

1. CONTRACT NATURE

This is a mercantile contract is defined in the Additional Clause of the Law 26/1998 and also article 1255 of the Civil Code.

2. SUBJECT OF THIS CONTRACT

The goods subject of this contract have been acquired by the Financial Lessor with the sole purpose of ceding its use to the client, following the specifications and election made by him, establishing the kind, brand, model and conditions of the product, having chosen the supplier. Hence the Financial Lessor do not take any responsibility in the delivery or how it works, but give the client all the rights in relation to the supplier or manufacturer. In case the client decides cancelling the purchase he will notify 15 days in advance to the Financial Lessor.

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3. CESSION OF THE GOODS AND PAYMENT OF THE PRICE OF THE CONTRACT

The Financial Lessor grants the client the use of the goods identified in the particular conditions. The client accepts the cession and commits to return the goods at the end of the period of this contract. The payments will be made by the client as per the schedule of payments attached.

4. INSTALLATION, USE AND DESTINY OF THE GOODS

The costs of transport, installation etc... of the goods subject of this contract not included in the price will be paid by the client. The client will maintain and repair the goods. The client will be obliged to notify the Financial Lessor the location of the goods, except in case they will be vehicles. By Law, the goods will be affected to normal commercial activity of the client.

5. INSURANCE

The insurance of the goods, third party liability, damages and losses will be paid by the client. The client is obliged to:

5.1. Insure the goods for a minimum value to the outstanding amount as per the schedule of payments, being the Financial Lessor the beneficiary in case of accident. Length of the Insurance will have to be equal to the length of this contract. The client will be diligent dealing with the administrative tasks related to accidents and he will be liable of damages caused by his negligence. In case of an accident that damage partially the car the client will pay the difference between the insurance compensation and the total price of the repairs if the insurance compensation does not cover the full amount. In case of total loss the client will cover the repayment of the outstanding payments if the compensation of the insurance was not enough. If the compensation is more than enough the client will retain the excess.

5.2. Insure the third party liability, and especially to contract and pay the compulsory car insurance.

6. BREACHING OF CONTRACT BY THE CLIENT

6.1. Accordingly to art. 1124 of the Spanish Civil Code, breaching the conditions of the present contract is cause of cancellation of the same. Specially are considered cancellation causes:

     a)   Lack of payment of any of the scheduled payments.

     b)   Lack of payment of taxes related to this contract.

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6.2. In the previous cases the Financial Lessor will,  according to art. 1124 of the Civil Code:

     a) Demand the payment of all the payments included in the length f the contract, demanding through the courts the unpaid installments and those outstanding, plus the penalty payments and 20% of the amounts outstanding, as penalty, plus the indirect tax. In this case and for the purpose of the judicial claim it is agreed that the amount to be claimed will be calculated in relation to what it is set in the schedule of payments. If as a consequence of the Court claim the client would settle in full the debt, the client will execute the option to purchase and acquire the good paying the residual value.

     b) Cancel the lease, demanding the immediate return of the goods subject of the same and also the payment of the outstanding installments, the penalty interests and as a penalty:

          i. The amount corresponding to the last past installment, excluding taxes, for each full month or fraction since the cancellation of the contract until the goods are returned in full.

          ii.  No more than 10% of the outstanding installments.

6.3. The Financial Lessor can, in case lack of payment of 2 installments of the contract execute the action verbal summary for cancellation of the contract and recovery of the goods subject of the contract, after previous certified claim to the lessee or the guarantor. This action can be taken together will the cancellation of the contract.

7. BREACHING OF CONTRACT BY FINANCIAL LESSOR

The client will be entitled to cancel the present contract, together with a compensation for damages, if the Financial Lessor fails in its obligation of paying the supplier the purchase price.

8. LATE PAYMENT OF THE CLIENT

The late payment of installment by the client will incur in penalty interests without communication by the financial lessor, as it is set in Particular Condition 5th.

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9. PERSONAL GUARANTEES

The guarantor guarantees together with the lessee the obligations of this contract.

10. JOINT CONTRACT

If the holders of this contract were more than one, all of them will be equally responsible for it.

11. CLIENT AND GUARANTOR INFORMATION DUTY.

Client and guarantor will inform the Financial Lessor of any circumstance that could affect the ownership of the goods subject of this contract. Every year the client will provide the Financial Lessor his Balance Sheet and copies of his corporation Tax Returns. Also the client is obliged to provide any information related to his solvency.

12. COSTS AND TAXES.

Will be paid by the client all the costs related to this contract and specially those related with the option to purchase. Also the costs and taxes related to the use of the goods subject of this contract.

13. ADDRESS FOR REQUESTS AND CERTIFIED NOTICE.

For any request or certified notice both parties establish as addresses those reflected in the particular conditions of this contract. Any change in this contract will have to be notified in writing to the other interested parties in this contract.

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